UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

ENDOVIA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EDVA	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2026, Endovia Health Sciences, a Nevada corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with C/M Capital Master Fund, LP (the “Investor”) pursuant to which parties agreed to amend that certain Securities Purchase Agreement dated September 19, 2025 (the “Purchase Agreement”) entered into between the parties establishing an equity line of credit facility, to increase the beneficial ownership limitation percentage set forth in the Purchase Agreement from 4.99% to 9.99%, effective immediately. The parties also waived the notice requirements set forth in the Purchase Agreement, and all other provisions set forth in the Purchase Agreement, to the extent such provisions are inconsistent with Letter Agreement.

The Purchase Agreement was originally filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 25, 2025. The Investor’s resales of shares under the Purchase Agreement are registered on the Company’s registration statement on Form S-1 (File No. 333-298112), which was declared effective on August 24, 2026 (the “Registration Statement”). The information contained in this Current Report on Form 8-K is incorporated by reference into, and updates and supersedes the applicable information set forth in, the Registration Statement.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOVIA HEALTH SCIENCES, INC.

Date: October 15, 2026	By:	/s/ Brady Cobb
	Name:	Brady Cobb
	Title:	Interim Chief Executive Officer